As filed with the Securities and Exchange Commission on December 12, 2006
Registration No. 333-139012

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO. 1
to
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
DOUBLE EAGLE PETROLEUM CO.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	83-0214692

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
777 Overland Trail (P.O. Box 766)
Casper, Wyoming 82602
(307) 237-9330

(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)
Stephen H. Hollis, President
Double Eagle Petroleum Co.
777 Overland Trail (P.O. Box 766)
Casper, Wyoming 82602
(307) 237-9330

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
of Agent For Service)
Copies to:
Alan L. Talesnick, Esq.
Lloyd H. Spencer, Esq.
Patton Boggs LLP
1660 Lincoln Street, Suite 1900
Denver, Colorado 80264
(303) 830-1776

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐                    .
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐                    .
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following is an itemization of all expenses (subject to future contingencies) incurred or to be incurred by the Registrant in connection with the registration of the securities being offered.

Securities and Exchange Commission Filing Fee	$21,400
Printing Expenses*	$25,000
Accounting Fees and Expenses*	$15,000
Legal Fees and Expenses*	$15,000
Trustees’ Fees and Expenses*	$15,000
Miscellaneous*	$10,300

Total	$91,000

*	Estimated
Item 15. Indemnification of Directors and Officers.
The MGCL requires a corporation (unless its articles of incorporation provide otherwise, which the Registrant’s articles of incorporation do not) to indemnify a director or officer against reasonable expenses incurred, if he or she has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL does not permit a corporation to indemnify its present and former directors and officers if it is established that:
•	an act or omission of the director or officer was material to the matter giving rise to the proceeding and:
•	was committed in bad faith; or

•	was the result of active and deliberate dishonesty; or
•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.
However, under the MGCL, a Maryland corporation may not indemnify a director or officer in respect of any proceeding charging improper personal benefit of the director or officer in which such person was adjudged to be liable on the basis that personal benefit was improperly received. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:
•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by the director or officer or on such person’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

The MGCL permits a Maryland corporation to include in its articles of incorporation a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services, or active and deliberate, dishonesty established by a final judgment as being material to the cause of action. The Registrant’s articles of incorporation contain such a provision, which eliminates such liability to the maximum extent permitted by Maryland law.
The Company’s Bylaws provide that the Company is required to indemnify its directors and officers to the fullest extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary. The Company also has adopted, in its Articles of Incorporation, a provision under Section 2-405.2 of the Maryland Code that eliminates and limits certain personal liability of directors and officers for monetary damages for breaches of the fiduciary duty of care.
Item 16. Exhibits.

1.1	Each form of underwriting agreement will be filed as an exhibit to a current report of Double Eagle Petroleum and incorporated in this registration statement by reference.

3.1(a)	Articles of Incorporation filed with the Maryland Secretary of State on January 23, 2001 (incorporated by reference from Exhibit 3.1(a) of the Company’s Annual Report on Form 10-KSB for the year ended August 31, 2001).

3.1(b)	Certificate of Correction filed with the Maryland Secretary of State on February 15, 2001 concerning the Articles of Incorporation (incorporated by reference from Exhibit 3.1(b) of the Company’s Annual Report on Form 10-KSB for the year ended August 31, 2001).

3.1(c)	Articles of Merger filed with the Maryland Secretary of State on February 15, 2001 (incorporated by reference from Exhibit 3.1(c) of the Company’s Annual Report on Form 10-KSB for the year ended August 31, 2001).

3.1(d)	Certificate of Correction filed with the Maryland Secretary of State (incorporated by reference from Exhibit 3 of the Company’s Quarterly Report on Form 10-QSB for the quarter ended November 30, 2001).

3.1(e)**	Articles of Amendment to the Company’s Articles of Incorporation filed with the Maryland Secretary of State.

3.2	Bylaws (incorporated by reference from Exhibit 3.2 of the Company’s Annual Report on Form 10-KSB for the year ended August 31, 2001).

4.1	Specimen Common Stock Certificate (Incorporated by reference from Exhibit 4.1(a) of the Registrant’s Registration Statement on Form SB-2 filed on October 11, 1996, SEC Registration No. 333-14011).

4.2*	Form of Senior Debt Indenture.

4.3*	Form of Subordinated Debt Indenture.

4.4	Form of Warrant Agreement (Stock) (including form of Warrant). To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference or by post-effective amendment.

4.5	Form of Warrant Agreement (Debt) (including form of Warrant). To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference or by post-effective amendment.

4.6	Form of Stock Purchase Contract Agreement (including Pledge Agreement, if applicable). To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference or by post-effective amendment.

4.7	Form of Stock Purchase Unit Agreement. To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference or by post-effective amendment.

5.1**	Opinion of Patton Boggs LLP regarding legality of securities being registered.

23.1**	Consent of Hein + Associates, L.L.P.

23.2	Consent of Patton Boggs LLP (included in the opinion regarding legality set forth in Exhibit 5).

23.3**	Consent of Inverness Management and Advisory Services, Inc.

23.4**	Consent of Netherland, Sewell & Associates, Inc.

23.5**	Consent of Ryder Scott Company.

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended (Senior Debt Securities). To be filed by post-effective amendment to the Registration Statement or incorporated by reference as an exhibit to a current report on Form 8-K in the event of an offering of the specified securities.

25.2	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 (Subordinated Debt Securities). To be filed by post-effective amendment to the Registration Statement or incorporated by reference as an exhibit to a current report on Form 8-K in the event of an offering of the specified securities.

*	Filed herewith.

**	Previously filed
Item 17. Undertakings.
(a)	The undersigned Company undertakes:
1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference to the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)	each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such date of first use.
5.	That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.
(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s Annual Report pursuant to Section 13(a)

or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)2 of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 12 day of December, 2006.

DOUBLE EAGLE PETROLEUM CO.

By:	/s/ Stephen H. Hollis Stephen H. Hollis, Chief Executive Officer and President
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Stephen H. Hollis Stephen H. Hollis	Chairman of the Board, Chief Executive Officer, President and Director (Principal Executive Officer)	December 12, 2006

/s/ Lonnie R. Brock* Lonnie R. Brock	Chief Financial Officer (Principal Financial and Accounting Officer)	December 12, 2006

/s/ Sigmund Balaban* Sigmund Balaban	Director	December 12, 2006

/s/ Roy G. Cohee* Roy G. Cohee	Director	December 12, 2006

/s/ Richard Dole* Richard Dole	Director	December 12, 2006

*By:	/s/ Stephen H. Hollis Stephen H. Hollis	December 12, 2006
Attorney-in-fact

EXHIBIT INDEX
(Attached to and made a part of this Registration Statement
On Form S-3 for Double Eagle Petroleum Co.)
The following is a complete list of Exhibits filed as part of this Registration Statement:

Number	Description

1.1	Each form of underwriting agreement will be filed as an exhibit to a current report of Double Eagle Petroleum and incorporated in this registration statement by reference.

3.1(a)	Articles of Incorporation filed with the Maryland Secretary of State on January 23, 2001 (incorporated by reference from Exhibit 3.1(a) of the Company’s Annual Report on Form 10-KSB for the year ended August 31, 2001).

3.1(b)	Certificate of Correction filed with the Maryland Secretary of State on February 15, 2001 concerning the Articles of Incorporation (incorporated by reference from Exhibit 3.1(b) of the Company’s Annual Report on Form 10-KSB for the year ended August 31, 2001).

3.1(c)	Articles of Merger filed with the Maryland Secretary of State on February 15, 2001 (incorporated by reference from Exhibit 3.1(c) of the Company’s Annual Report on Form 10-KSB for the year ended August 31, 2001).

3.1(d)	Certificate of Correction filed with the Maryland Secretary of State (incorporated by reference from Exhibit 3 of the Company’s Quarterly Report on Form 10-QSB for the quarter ended November 30, 2001).

3.1(e)**	Articles of Amendment to Articles of Incorporation filed with the Maryland Secretary of State.

3.2	Bylaws (incorporated by reference from Exhibit 3.2 of the Company’s Annual Report on Form 10-KSB for the year ended August 31, 2001).

4.1	Specimen Common Stock Certificate (Incorporated by reference from Exhibit 4.1(a) of the Registrant’s Registration Statement on Form SB-2 filed on October 11, 1996, SEC Registration No. 333-14011).

4.2*	Form of Senior Debt Indenture.

4.3*	Form of Subordinated Debt Indenture.

4.4	Form of Warrant Agreement (Stock) (including form of Warrant). To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference or by post-effective amendment.

4.5	Form of Warrant Agreement (Debt) (including form of Warrant). To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference or by post-effective amendment.

4.6	Form of Stock Purchase Contract Agreement (including Pledge Agreement, if applicable). To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference or by post-effective amendment.

4.7	Form of Stock Purchase Unit Agreement. To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference or by post-effective amendment.

5.1**	Opinion of Patton Boggs LLP regarding legality of securities being registered.

23.1**	Consent of Hein + Associates, L.L.P.

Number	Description

23.2	Consent of Patton Boggs LLP (included in the opinion regarding legality set forth in Exhibit 5).

23.3**	Consent of Inverness Management and Advisory Services, Inc.

23.4**	Consent of Netherland, Sewell & Associates, Inc.

23.5**	Consent of Ryder Scott Company.

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended (Senior Debt Securities). To be filed by post-effective amendment to the Registration Statement or incorporated by reference as an exhibit to a current report on Form
8-K in the event of an offering of the specified securities.

25.2	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 (Subordinated Debt Securities). To be filed by post-effective amendment to the Registration Statement or incorporated by reference as an exhibit to a current report on Form 8-K in the event of an offering of the specified securities.

*	Filed herewith.

**	Previously filed